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                                                      EXHIBIT 10.22

                                                      Private Client Group

                                                      Merrill Lynch Business
                                                      Financial Services Inc.
                                                      33 West Monroe Street
                                                      22nd Floor
                                                      Chicago, Illinois 60603
                                                      312/845-1020

MERRILL LYNCH                                         FAX 312/845-9093

                                                      October 13, 1997

U.S. Long Distance, Inc.
9311 San Pedro, Suite 300
San Antonio, TX, 78216

    RE:  WCMA LINE OF CREDIT EXTENSION

Ladies & Gentlemen:

This Letter Agreement will serve to confirm certain agreements of Merrill Lynch Business Financial Services Inc. ("MLBFS") and U.S. Long Distance, Inc. ("Customer") with respect to: (i) that certain WCMA AND TERM WCMA LOAN AND SECURITY AGREEMENT NO. 9608340801 between MLBFS and Customer (including any previous amendments and extensions thereof, and (ii) all other agreements between MLBFS and Customer in connection therewith (collectively, the "Loan Documents"). Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Documents.

Subject to the terms hereof, effective as of the "Effective Date" the Loan Documents are hereby amended as follows:

1. The term "Initial WCMA Maturity Date" shall mean December 31, 1997.

Except as expressly modified hereby, the Loan Documents shall continue in full force and effect upon all of their terms and conditions.

Customer acknowledges, warrants and agrees, as a primary inducement to MLBFS to enter into this Agreement, that: (i) no default or Event of Default has occurred and is continuing under the Loan Documents; (ii) each of the warranties of Customer in the Loan Documents are true and correct as of the date hereof and shall be deemed remade as of the date hereof; (iii) Customer does not have any claim against MLBFS or any of its affiliates arising out of or in connection with the Loan Documents or any other matter whatsoever; and (iv) Customer does not has any defense to payment of any amounts owing, or any right of counterclaim for any reason under, the Loan Documents.


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U.S. Long Distance, Inc.
October 13, 1997
Page No. 2


Provided that no Event of Default, or event which with the giving of notice, passage of time, or both, would constitute an Event of Default, shall then have occurred and be continuing under the terms of the Loan Documents, the amendments and agreements in this Letter Agreement will become effective on the date (the "Effective Date") upon which: (i) Customer shall have executed and returned the duplicate copy of this Letter Agreement enclosed herewith; (ii) an officer of MLBFS shall have reviewed and approved this Letter Agreement as being consistent in all respects with the original internal authorization hereof; and (iii) to the extent applicable, MLBFS shall have entered such amendments and agreements in its computer system (which MLBFS agrees to do promptly after the receipt of such executed duplicate copy). Notwithstanding the foregoing, if for any reason other than the sole fault of MLBFS the Effective Date shall not occur within 14 days from the date of this Letter Agreement, then all of said amendments and agreements herein will, at the sole option of MLBFS, be void.

Very truly yours,

MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.


By:  /s/ Bradley S. Polivka
   -----------------------------------
    Bradley S. Polivka
    Credit Services Account Manager

ACCEPTED:

U.S. LONG DISTANCE, INC.


By:  /s/ Phillip J. Storin
   -----------------------------------
Printed Name:  Phillip J. Storin
            -------------------------
Title:  Sr. V.P. & CFO
     --------------------------------